                                                                   EXHIBIT 23.03

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Atrix Laboratories, Inc. on Form S-4 of our reports dated January 25, 1995 and January 26, 1995, included in the Annual Reports on Form 10-K of Atrix Laboratories, Inc. and Vipont Royalty Income Fund, Ltd. for the year ended December 31, 1994, and to the use of our reports dated January 25, 1995 and January 26, 1995 relating to the financial statements of Atrix Laboratories, Inc. and Vipont Royalty Income Fund, Ltd., respectively, appearing in the Prospectus/Proxy Statement, which is part of this Registration Statement. We also consent to the references to us under the headings "Selected Historical Financial Data, Selected Financial Data of the Company, Selected Financial Information of the Partnership" and "Experts" in such Prospectus/Proxy Statement.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
August 17, 1995